Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ZBB Energy Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott W. Scampini, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to section Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to ZBB Energy Corporation and will be retained by ZBB Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Scott W. Scampini
Scott W. Scampini
(Principal Financial Officer)

February 17, 2010